Exhibit 10.6

ELECTRONIC KOURSEWARE INTERNATIONAL, INC.

RESTRICTED STOCK AWARD AND AGREEMENT

This Restricted Stock Award and Agreement (the "Agreement") is made as of February 25, 2007, between Electronic Kourseware International, Inc., a Delaware corporation (the "Company"), and Phillip D. Greer ("Shareholder").

WHEREAS, the Company desires to award to the Shareholder 45,285,439 shares of its common stock, par value $0.0001 per share (the "Shares") as compensation for services rendered; and

WHEREAS, the Shareholder desires to accept the Shares;

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.         Grant of Shares. The Company hereby grants to the Shareholder the Shares. The Shareholder shall not be required to make any payment for the stock, the consideration for the Shares being his valuable services to the Company.

2.         Vesting. Ownership of the Shares shall immediately be 100% vested in the Shareholder.

3.         Restricted Securities; Termination of Restrictions; Acquisition for Investment.

(a)       Shareholder acknowledges that the Shares have not been registered under the Securities Act of 1933 or the Texas Securities Act and that there is no market for resale of the Shares, nor is a market expected to develop.

(b)       Furthermore, Shareholder acknowledges and agrees that the Shares are not transferable, and that he will not transfer the shares, except in accordance with this Section 3. The Shares shall be non-transferrable by the Shareholder until the termination of this agreed restriction on transfer. The Shares shall become eligible for transfer pursuant to the following schedule for the termination of the restrictions on transfer:

(i)	20% of the Shares on March 1, 2009;
(ii)	20% of the Shares on March 1, 2010;
(iii)	20% of the Shares on March 1, 2011;
(iv)	20% of the Shares on March 1, 2012; and
(v)	20% of the Shares on March 1, 2013.

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(c)       Shareholder represents that he is acquiring the interest for his own account for investment and not with a view to distribution or resale thereof, and he has no present plans to enter into any contract, undertaking, agreement, or arrangement for distribution or resale thereof.

(d)       Shareholder represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

4.         Restrictive Legend. The certificate or certificates representing the Shares shall bear the following legends, as required by Article 8 of the Bylaws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER UNDER A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BY THIS CORPORATION AND ITS SHAREHOLDERS, EFFECTIVE AS OF FEBRUARY 25, 2007, A COPY OF WHICH IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF. THEY MAY NOT BE OFFERED OR SOLD, AND NO TRANSFER OF THEM MAY BE MADE, UNLESS (1) THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (2) THERE IS AVAILABLE AN EXEMPTION FROM SUCH LAWS FOR SUCH OFFER, SALE OR TRANSFER.”

5.         Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Texas without regard to conflict of laws provisions.

6.         Parties in Interest. All covenants and agreements herein contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

7.         Amendments or Modifications. This Agreement or any provision hereof may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.         Paragraphs and Sections. This Agreement, for convenience only, has been divided into numbered paragraphs and sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without

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regard to the aforesaid division into paragraphs and sections and without regard to headings prefixed to said paragraphs or sections.

9.         Agreement Superseding. This Agreement (together with the Company's Bylaws) constitutes the entire agreement of the parties hereto with respect to the subject hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject matter hereof.

10.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ELECTRONIC KOURSEWARE	PHILLIP D. GREER

INTERNATIONAL, INC.

_______________________________	______________________________

By Phillip D. Greer, CEO

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